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                                                                   EXHIBIT 10.11

                            STOCK PURCHASE AGREEMENT



         This Stock Purchase Agreement ("Agreement"), dated as of March 31, 1999, is between Optimal Communications, Inc., a Delaware corporation (the "Corporation") and Jeffrey A. Veres ("Purchaser") (Corporation and Purchaser are collectively "the Parties").


                                    RECITALS

         Whereas, the Corporation has authorized capital stock consisting of 1000 shares of Class A Common Stock having the rights and power set forth in the Certificate of Incorporation of the Corporation (as amended from time to time);

         Whereas, the Purchaser is purchasing 64.1026 shares of Class A Common Stock of the Corporation;

         Whereas, the Corporation and the Purchaser have agreed to make certain provisions to restrict the transfer of the Purchaser's stock and to provide for non-competition and confidentiality;

         Now, therefore, in consideration of the covenants and agreements made herein, the Purchaser and the Corporation agree as follows:


                                    ARTICLE I

                                 NONCOMPETITION

         1.1 Purchaser expressly covenants and agrees that, for the longer of two years from the date of this agreement or one year from the termination of the Purchaser's employment with the Corporation, or with any parent or subsidiary of the Corporation, Purchaser will not, directly or indirectly, as an officer, agent, principal, employee, consultant, or otherwise, engage in any activity which, at that time, competes to a material extent with the Corporation. Nothing herein will preclude Purchaser from acquiring or holding securities representing less than five-percent (5%) of the outstanding securities of any class of equity security registered under the Securities Exchange Act of 1934, as amended. It is mutually agreed by the Parties that Purchaser's ownership of and employment by DMA Ventures, Inc. (dba Access Communications) does not constitute competing with the Corporation so long as DMA Ventures, Inc. only does business in Colorado.


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Stock Purchase Agreement
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                                   ARTICLE II

                       CONFIDENTIALITY AND NON-DISCLOSURE

         2.1 Purchaser acknowledges that information, observations and data obtained by Purchaser concerning the business or affairs of the Corporation (the "Confidential Information") are the property of the Corporation. Purchaser will not disclose to any person or use for its own account any Confidential Information without the written consent of the Corporation. Nothing herein shall prevent the disclosure of Confidential Information (i) which becomes generally known to and available for use by the public other than as a result of a disclosure by Purchaser, (ii) with respect to which Purchaser's duty of confidentiality is waived by the Corporation, (iii) if required by applicable law, regulation or order of any governmental agency or court of competent jurisdiction, (iv) which was known to the public when received by Purchaser, or
(v) which is lawfully obtained by Purchaser from other sources. Purchaser agrees that upon the written request of the Corporation, it will deliver to the Corporation all memoranda, notes, plans, records, reports and other documents containing Confidential Information, and all copies thereof, that Purchaser may then possess or have under its control. The obligations set forth in this Confidentiality and Non-Disclosure paragraph shall continue for a period of three years.


                                   ARTICLE III

                             TRANSFER OF SECURITIES

         3.1 Transfers. Purchaser shall not sell, transfer or otherwise dispose of, hypothecate or otherwise encumber (voluntarily or involuntarily) (any such sale, transfer, disposition, hypothecation or encumbrance being referred to as a "transfer") any common stock of the Corporation ("Common Stock") without the written approval of the Corporation except as expressly permitted in any subsection of this Article III.

                  (a) Purchaser may transfer shares of Common Stock to an immediate family member or an entity owned by Purchaser and their immediate family members (an "Affiliate"); provided, that (i) Purchaser first delivers to the Corporation the written representation of Purchaser and such Affiliate, expressly for the benefit of the Corporation and the other Parties, that such transfer is not being made for purposes of circumventing the provisions of this
Article III and that such Affiliate agrees to be bound by the terms and provisions of this Agreement and (ii) the Corporation determines, in its reasonable discretion, that such representation is true.

                  (b) Purchaser may transfer shares of Common Stock pursuant to a registered public offering or pursuant to Rule 144 (other than Subsection (k) thereof) promulgated under the Securities Act or any successor rule or regulation then in place.




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Stock Purchase Agreement
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                  (c) Any purported transfer of Common Stock by a party which is not permitted by the foregoing provisions of this Section, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Equitable Relief. The Purchaser and the Corporation recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Purchaser and the Corporation may have specific performance, injunction, injunctive or other equitable relief (in addition to damages) as a remedy for the enforcement hereof, without providing damages.

         4.2 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Purchaser and the Corporation. No such assignment shall relieve the assignor from any liability hereunder. No assignment hereof shall be effective until the Purchaser making an assignment hereof delivers to the Corporation an executed counterpart of this Agreement by the transferee or an agreement in writing executed by the transferee to be bound by the terms hereof to the same extent as if such transferee was a Purchaser hereto.

         4.3 Shares Subject to this Agreement. All shares of Common Stock now owned or hereafter acquired by the Purchaser shall be subject to the terms of this Agreement.

         4.4 Legend. Certificates evidencing shares of Common Stock owned by the Parties shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 31, 1999, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.




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Stock Purchase Agreement
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         4.5 Notices. Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein shall be given in writing by personal delivery, overnight courier or facsimile, which shall be addressed, or sent, to the respective addresses set forth on the signature pages hereto or such other address as designated by the Parties by like notice from time to time.

         4.6 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the Parties hereto.

         4.7 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

         4.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

         4.9 Entire Agreement. This Agreement contains the entities understanding of the Parties hereto respecting the subject matter hereof, and supersedes all prior agreements, discussions and understandings.

         4.10 Cumulative Rights. The rights of the Purchaser and the Corporation under this Agreement are cumulative and in addition to all similar and other rights of the Parties under other agreements, including the Investment Agreement.

         4.11 Severability. Should any particular provision of this Agreement be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted and the reminder of the Agreement, nevertheless, shall remain unaffected and fully enforceable; further, to the extent any provision herewith is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, the Parties hereto agree the same shall, nevertheless, be enforceable to the fullest extent possible.

         4.12 No Waiver. No delay on the part of any party hereunder in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power of privilege.

         4.13 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         4.14 Attorneys' Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty or agreement in this Agreement, the prevailing party shall be entitled to recover its




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Stock Purchase Agreement
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reasonable attorneys' fees and expenses of such action or suit from the other party, in addition to any other relief ordered by the court.

PURCHASER:

Jeffrey A. Veres


/s/ Jeffrey A. Veres
------------------------------------

 Address of Record: ___9160 S. Princeton St., Highlands Ranch, CO 80126


OPTIMAL COMMUNICATIONS, INC.


By: /s/ CRAIG J. ZOELLNER
   ---------------------------------
      Craig J. Zoellner
   ---------------------------------
        (Print Name)

Title: President

Address of Record: 1522 Blake Street, Denver, Colorado 80202
                   -----------------------------------------




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                                    ADDENDUM

         THIS ADDENDUM to the Stock Purchase Agreement dated March 31, 1999 (the "Agreement") by and between Optimal Communications, Inc. (the "Corporation") and Jeffrey A. Veres ("Purchaser") adds additional stock transfer restrictions to the Agreement as follows:

Transfer Restrictions. Unless otherwise agreed by the Corporation, except for transfers to: a) immediate family members who agree to be bound by the restrictions set forth in this Addendum (and a copy of such agreement is furnished to the Corporation prior to the transfer); b) trusts, limited partnerships or other estate planning entities for the benefit of the Purchaser or family members of the Purchaser, the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity of which agree to be bound by such restrictions (and a copy of such agreement is furnished to the Corporation prior to the transfer); or c) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code and such organization agrees to be bound by such restrictions, the Purchaser will not sell, assign, exchange, transfer, pledge, or otherwise dispose of at any time prior to the date which is 18 months after the initial public offering of the Corporation's stock ("IPO") of any shares of the Corporation's stock owned by the Purchaser or received by the Purchaser as part of any stock option plan of the Corporation ("Shares"). Thereafter, up to 33.33% of the Shares may be resold at any time, and an additional 16.67% of the Shares may be resold by the Purchaser beginning 24 months after the IPO. Any remaining Shares may not be sold until the earlier to occur of 1) the sale of all or substantially all of the assets or outstanding shares of the Corporation, or 2) five years after the IPO. Certificates for the Shares will bear a legend substantially in the form set forth on page 3 of the Stock Purchase Agreement.


                                       PURCHASER:

                                       Jeffrey A. Veres


                                       /s/ Jeffrey A. Veres
                                       ----------------------------------------


                                       OPTIMAL COMMUNICATIONS, INC.



                                       By: /s/ CRAIG J. ZOELLNER
                                           ------------------------------------
                                           Craig J. Zoellner
                                           ------------------------------------
                                           (Print Name)

                                       Its: President
                                            -----------------------------------